Exhibit 99

Form 4 Joint Filer Information

Name:   TP Management VI, LLC

Address:   100 Shoreline Highway
                Suite 282, Bldg. B
                Mill Valley, CA 94941

Designated Filer:   Technology Partners Fund VI, L.P.

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:  11/15/2006

Signature:   /s/ Sheila Mutter, Managing Member